UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported):  May 03, 2010

INTERACTIVE SYSTEMS WORLDWIDE INC.

(exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

000-21831	22-3375134
(Commission File Number)	(IRS Employer Identification Number)

144 N Beverwyck Rd., Lake Hiawatha, NJ	07034
(Address of principal executive offices)	(Zip Code)

(973) 256-8181

 Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

At a Board of Directors meeting held on May 3, 2010, the Board elected Steve Johns Chief Executive Officer of the Company, effective on June 1, 2010, subject to the satisfactory completion of its due diligence.  The appointment is an interim position, ending on September 30, 2010.  It is expected the Board will use this period to evaluate the Company’s long-term needs regarding the position of Chief Executive Officer.  Mr. Johns, who is 54 years old, is currently Director of Business Development of the Company, responsible for all sales, marketing and business development for both the Company and for its wholly owned UK subsidiary, Global Interactive Gaming Limited.  Initially his employment will continue to be without cash compensation.  On February 11, 2010 Mr. Johns was granted an option (which expires on February 10, 2020) for the purchase of 200,000 shares of common stock at an exercise price of $0.14 per share.  It is expected that his compensation package will be reviewed and reevaluated by the end of the period.  Mr. Johns has been a member of the Company’s Board of Directors since January 26, 2010.

Mr. Johns brings over 25 years of Sales and Sales Management experience to the organization. His most recent experience has been as an independent consultant in the healthcare industry.  Prior to that Mr. Johns was the Vice President of Sales for CardioStream, where he took the company from a regional player of Cardiology Imaging Software to a national and international provider in one year. At MERGE eMed, as Western Zone Director selling a highly complex hardware/software radiology solution, his group is credited with signing the three largest revenue deals in the entire company. Mr. Johns was also the Western Regional Manager for Dictaphone where he managed the sales effort for documentation and medical records systems. As Region Manager for Sabratek Corporation, a start-up medical products company, he managed the launch of a new product, and helped lead that company to an IPO. As the Director of Sales for Block Medical, a medical products division of Hillenbrand, he led a successful turnaround effort to profitability, and helped with the sale of the Company.

Mr. John’s background also includes conducting seminars on topics such as Consultative Selling, New Products Launch, Start-up Ventures, and Sales Force Expansion.  He also has experience negotiating multi-million dollar transactions, managing a long-term complex sales-cycle, and accurate forecasting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE SYSTEMS WORLDWIDE INC. (Registrant)

By:	/s/ Bernard Albanese
Bernard Albanese
Chief Executive Officer

Date:  May 03, 2010

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